Translation of Power of Attorney

Li XiaoLing, a Chinese citizen with Chinese Identification Card No.: [362325196208190021], and a holder of 100% of the entire registered capital in Shangrao Bai Hua Zhou Industrial Co., Ltd. (“Bai Hua Zhou”) (“My Shareholding”), hereby irrevocably authorize Shangrao Baihuazhou Green Resources Agriculture Technology Development Co., Ltd. (“WFOE”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meeting of Bai Hua Zhou; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Bai Hua Zhou’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of Bai Hua Zhou.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE. WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Bai Hua Zhou.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

(Signature Page)

Li Xiaoling
By:	/s/ Li Xiaoling

May 1, 2012

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